Fees Redacted
Fee schedule has been excluded because it is both (1) not material and
(2) would likely cause competitive harm to the registrant if publically disclosed.
AMENDMENT TO THE
MANAGED PORTFOLIO SERIES
CUSTODY AGREEMENT
THIS AMENDMENT is made and entered into as of the last date on the signature page (the “Effective Date”), to the Custody Agreement dated as of May 24, 2023, as amended (the “Agreement”), is entered into by and between MANAGED PORTFOLIO
SERIES, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL
ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota
(the “Custodian”).
RECITALS
WHEREAS, the parties have entered into the Agreement; and
WHEREAS, the parties desire to amend the Exhibit of the Agreement to add the following fund:
•Kensington Premium Opportunities ETF
WHEREAS, the parties desire to amend the Exhibit of the Agreement to reflect the following name change:
•Kensington Dynamic Allocation Fund (f/k/a Kensington Dynamic Growth
Fund)
WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.
NOW, THEREFORE, the parties agree as follows:
1. As of the Effective Date, the Exhibit for Kensington in the Agreement is hereby superseded and replaced by the Exhibit for Kensington attached hereto.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

MANAGED PORTFOLIO SERIES		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Brian Wiedmeyer	By:	/s/ Elizabeth B. Scalf
Name:	Brian Wiedmeyer	Name:	Elizabeth Scalf
Title:	President	Title:	Senior Vice President
Date:	7/23/2026	Date:	7/24/2026

Exhibit for Kensington
to the
Managed Portfolio Series Custody Agreement
Name of Mutual Fund Series and Fees
Kensington Managed Income Fund
Kensington Dynamic Allocation Fund
Kensington Active Advantage Fund
Kensington Defender Fund
Custody Services Fee Schedule
Based upon an annual rate of average daily market value of all long securities and cash held in the portfolio*:
[  ] basis points
Minimum annual fee per fund – $[  ]
Plus portfolio transaction fees
Portfolio Transaction Fees
$[  ] – Book entry DTC transaction, Federal Reserve transaction, principal paydown
$[  ] – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-
depository transaction
$[  ] – Option/SWAPS/future contract written, exercised or expired
$[  ] – Mutual fund trade, Margin Variation Wire and outbound Fed wire
$[  ] – Physical security transaction
$[  ] – Check disbursement (waived if U.S. Bancorp is Administrator)
A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.
Additional Services
Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
$[  ] per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
Class Action Services – [  ]% of gross proceeds, $[  ] minimum recovery.
No charge for the initial conversion free receipt.
Overdrafts – charged to the account at [  ] interest rate plus [  ]% unless a line of credit is in place.
Third Party lending - Additional fees will apply
* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the
CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly.

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Argentina	[ ]	$[ ]	Hong Kong	[ ]	$[ ]	Poland	[ ]	$[ ]
Australia	[ ]	$[ ]	Hungary	[ ]	$[ ]	Portugal	[ ]	$[ ]
Austria	[ ]	$[ ]	Iceland	[ ]	$[ ]	Qatar	[ ]	$[ ]
Bahrain	[ ]	$[ ]	India	[ ]	$[ ]	Romania	[ ]	$[ ]
Bangladesh	[ ]	$[ ]	Indonesia	[ ]	$[ ]	Russia	[ ]	$[ ]
Belgium	[ ]	$[ ]	Ireland	[ ]	$[ ]	Saudi Arabia	[ ]	$[ ]
Bermuda	[ ]	$[ ]	Israel	[ ]	$[ ]	Serbia	[ ]	$[ ]
Botswana	[ ]	$[ ]	Italy	[ ]	$[ ]	Singapore	[ ]	$[ ]
Brazil	[ ]	$[ ]	Japan	[ ]	$[ ]	Slovakia	[ ]	$[ ]
Bulgaria	[ ]	$[ ]	Jordan	[ ]	$[ ]	Slovenia	[ ]	$[ ]
Canada	[ ]	$[ ]	Kenya	[ ]	$[ ]	South Africa	[ ]	$[ ]
Chile	[ ]	$[ ]	Kuwait	[ ]	$[ ]	South Korea	[ ]	$[ ]
China Connect	[ ]	$[ ]	Latvia	[ ]	$[ ]	Spain	[ ]	$[ ]
China (B Shares)	[ ]	$[ ]	Lithuania	[ ]	$[ ]	Sri Lanka	[ ]	$[ ]
Colombia	[ ]	$[ ]	Luxembourg	[ ]	$[ ]	Sweden	[ ]	$[ ]
Costa Rica	[ ]	$[ ]	Malaysia	[ ]	$[ ]	Switzerland	[ ]	$[ ]
Croatia	[ ]	$[ ]	Malta	[ ]	$[ ]	Taiwan	[ ]	$[ ]
Cyprus	[ ]	$[ ]	Mauritius	[ ]	$[ ]	Tanzania	[ ]	$[ ]
Czech Republic	[ ]	$[ ]	Mexico	[ ]	$[ ]	Thailand	[ ]	$[ ]
Denmark	[ ]	$[ ]	Morocco	[ ]	$[ ]	Tunisia	[ ]	$[ ]
Egypt	[ ]	$[ ]	Namibia	[ ]	$[ ]	Turkey	[ ]	$[ ]
Estonia	[ ]	$[ ]	Netherlands	[ ]	$[ ]	UAE	[ ]	$[ ]
Eswatini	[ ]	$[ ]	New Zealand	[ ]	$[ ]	Uganda	[ ]	$[ ]
Euroclear (Eurobonds)	[ ]	$[ ]	Nigeria	[ ]	$[ ]	Ukraine	[ ]	$[ ]
Euroclear (Non-Eurobonds)	Rates are available upon request	Rates are available upon request	Norway	[ ]	$[ ]	United Kingdom	[ ]	$[ ]
Finland	[ ]	$[ ]	Oman	[ ]	$[ ]	Uruguay	[ ]	$[ ]
France	[ ]	$[ ]	Pakistan	[ ]	$[ ]	Vietnam	[ ]	$[ ]
Germany	[ ]	$[ ]	Panama	[ ]	$[ ]	West African Economic Monetary Union (WAEMU)**	[ ]	$[ ]
Ghana	[ ]	$[ ]	Peru	[ ]	$[ ]	Zambia	[ ]	$[ ]
Greece	[ ]	$[ ]	Philippines	[ ]	$[ ]	Zimbabwe	[ ]	$[ ]
* Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE
REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network.

Global Custody Base Fee
A monthly base fee of $[  ] per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month. Safekeeping and transaction fees are assessed on security and currency transactions.
Third-Party Agent Domestic Securities Lending Support*+
$[  ] implementation fee per Trust per Third-Party Agent Lender
Annual Base Fee $[  ] per Trust per Third-Party Agent Lender
Plus Transaction fees
Third-Party Agent Portfolio Transaction Fees+
$[  ] - transaction fee will be assessed for each loan, return, and reallocation transactions
(loan/return)
+ Each Third-Party Agent Lender will be invoiced directly
*Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Miscellaneous Expenses
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, central securities depository fees, securities market regulator fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.
Also, certain expenses are charged at a predetermined flat rate.
SWIFT reporting and message fees.

Non Eurobonds rate sheet – below rate is applied on ISINs held at Euroclear plus (in addition to standard [  ] basis point charge.) Non Eurobond rate is calculated on any ISIN code listed below held at Euroclear at month end.

Market	Non Eurobond ISIN code	Non Eurobond Rate ISINs held at EOC*
ARGENTINA	AR	[ ]
AUSTRALIA	AU	[ ]
BELGIUM	BE	[ ]
CANADA	CA	[ ]
CHILE	CL	[ ]
CZECH REPUBLIC	CZ	[ ]
DENMARK	DK	[ ]
FINLAND	FI	[ ]
FRANCE	FR	[ ]
GERMANY	DE	[ ]
GREECE	GG	[ ]
HOLLAND	NL	[ ]
HONG KONG	HK	[ ]
HUNGARY	HU	[ ]
ISRAEL	IL	[ ]
ITALY	IT	[ ]
JAPAN	JP	[ ]
LUXEMBOURG	LU	[ ]
MEXICO	MX	[ ]
NEWZEALAND	NZ	[ ]
NORWAY	NO	[ ]
PERU	PE	[ ]
POLAND	PL	[ ]
PORTUGAL	PT	[ ]
ROMANIA	RO	[ ]
RUSSIA	RU	[ ]
SINGAPORE	SG	[ ]
SLOVAK REPUBLIC	SK	[ ]
SLOVENIA	SI	[ ]
SPAIN	ES	[ ]
SOUTH-AFRICA	ZA	[ ]
SWEDEN	SE	[ ]
SWITZERLAND	CH	[ ]
THAILAND	TH	[ ]
UNITED KINGDOM	GB	[ ]
UNITED STATES	US	[ ]

Name of ETF Series and Fees
Kensington Hedged Premium Income ETF
Kensington Credit Opportunities ETF
Kensington Premium Opportunities ETF
Base Fee for Custody Services
The following reflects the greater of the basis point fee or annual minimum1 where Kensington Asset
Management, LLC (the “Adviser”) acts as investment adviser to the fund(s) in the same registered investment company.

Annual Minimum per Fund1	Basis Points on Trust AUM1
$[ ]	Balance [ ] bp
See Appendix C for Services and Associated Fees in addition to Base Fee
See Appendix D for Global Sub-Custodial Services & Safekeeping Services in addition to the Base Fee
Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the initial two-year period. Following the initial two-year period, this fee schedule will automatically renew (unless otherwise amended or terminated) for successive two-year periods, and should this service agreement with U.S. Bank be terminated prior to the end of such a two-year period,
Adviser will be responsible for the balance of the minimum fees for the remainder of such two-year period.
Additional services not included herein shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).
1 Subject to annual CPI increase: All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
All annual fees described in this fee schedule (including appendices) are calculated pro rata and billed monthly

APPENDIX C
Custody Services in addition to the Base Fee
Portfolio Transaction Fees1
$[  ] – Book entry DTC transaction, Federal Reserve transaction, principal paydown
$[  ] – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-
depository transaction
$[  ] – Option/SWAPS/future contract written, exercised or expired
$[  ] – Mutual fund trade, Margin Variation Wire and outbound Fed wire
$[  ] – Physical security transaction
$[  ] – Check disbursement (waived if U.S. Bank is Administrator)
A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.
Additional Services
Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
$[  ] per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
Class Action Services – [  ]% of gross proceeds, $[  ] minimum recovery.
No charge for the initial conversion free receipt if fund is converting from another service provider.
$[  ] per SMA converting into the fund
Overdrafts – charged to the account at [  ] interest rate plus [  ]%, unless a line of credit is in place
Third Party lending - Additional fees will apply
1 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades”.

Non Eurobonds rate sheet – below rate is applied on ISINs held at Euroclear plus (in addition to standard
1 basis point charge.) Non Eurobond rate is calculated on any ISIN code listed below held at Euroclear at month end.

Market	Non Eurobond ISIN code	Non Eurobond Rate ISINs held at EOC*
ARGENTINA	AR	[ ]
AUSTRALIA	AU	[ ]
BELGIUM	BE	[ ]
CANADA	CA	[ ]
CHILE	CL	[ ]
CZECH REPUBLIC	CZ	[ ]
DENMARK	DK	[ ]
FINLAND	FI	[ ]
FRANCE	FR	[ ]
GERMANY	DE	[ ]
GREECE	GG	[ ]
HOLLAND	NL	[ ]
HONG KONG	HK	[ ]
HUNGARY	HU	[ ]
ISRAEL	IL	[ ]
ITALY	IT	[ ]
JAPAN	JP	[ ]
LUXEMBOURG	LU	[ ]
MEXICO	MX	[ ]
NEWZEALAND	NZ	[ ]
NORWAY	NO	[ ]
PERU	PE	[ ]
POLAND	PL	[ ]
PORTUGAL	PT	[ ]
ROMANIA	RO	[ ]
RUSSIA	RU	[ ]
SINGAPORE	SG	[ ]
SLOVAK REPUBLIC	SK	[ ]
SLOVENIA	SI	[ ]
SPAIN	ES	[ ]
SOUTH-AFRICA	ZA	[ ]
SWEDEN	SE	[ ]
SWITZERLAND	CH	[ ]
THAILAND	TH	[ ]
UNITED KINGDOM	GB	[ ]

APPENDIX D
Additional Global Sub-Custodial Services Annual Fee Schedule
Base Fee
A monthly base fee of $[  ] per fund will apply. If no global assets are held within a given month, the monthly base charge will not apply for that month. In addition, the follow may apply. Safekeeping and transaction fees are assessed on security and currency transactions.
Plus:
Global Custody Transaction Fees1
Global Custody transaction fees associate with Sponsor Trades2. (See schedule below)
A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.
Global Safekeeping and Transaction Fees
(See schedule below)
Miscellaneous Expenses
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
SWIFT reporting and message fees.
1“Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Argentina	[ ]	$[ ]	Hong Kong	[ ]	$[ ]	Poland	[ ]	$[ ]
Australia	[ ]	$[ ]	Hungary	[ ]	$[ ]	Portugal	[ ]	$[ ]
Austria	[ ]	$[ ]	Iceland	[ ]	$[ ]	Qatar	[ ]	$[ ]
Bahrain	[ ]	$[ ]	India	[ ]	$[ ]	Romania	[ ]	$[ ]
Bangladesh	[ ]	$[ ]	Indonesia	[ ]	$[ ]	Russia	[ ]	$[ ]
Belgium	[ ]	$[ ]	Ireland	[ ]	$[ ]	Saudi Arabia	[ ]	$[ ]
Bermuda	[ ]	$[ ]	Israel	[ ]	$[ ]	Serbia	[ ]	$[ ]
Botswana	[ ]	$[ ]	Italy	[ ]	$[ ]	Singapore	[ ]	$[ ]
Brazil	[ ]	$[ ]	Japan	[ ]	$[ ]	Slovakia	[ ]	$[ ]
Bulgaria	[ ]	$[ ]	Jordan	[ ]	$[ ]	Slovenia	[ ]	$[ ]
Canada	[ ]	$[ ]	Kenya	[ ]	$[ ]	South Africa	[ ]	$[ ]
Chile	[ ]	$[ ]	Kuwait	[ ]	$[ ]	South Korea	[ ]	$[ ]
China Connect	[ ]	$[ ]	Latvia	[ ]	$[ ]	Spain	[ ]	$[ ]
China (B Shares)	[ ]	$[ ]	Lithuania	[ ]	$[ ]	Sri Lanka	[ ]	$[ ]
Colombia	[ ]	$[ ]	Luxembourg	[ ]	$[ ]	Sweden	[ ]	$[ ]
Costa Rica	[ ]	$[ ]	Malaysia	[ ]	$[ ]	Switzerland	[ ]	$[ ]
Croatia	[ ]	$[ ]	Malta	[ ]	$[ ]	Taiwan	[ ]	$[ ]
Cyprus	[ ]	$[ ]	Mauritius	[ ]	$[ ]	Tanzania	[ ]	$[ ]
Czech Republic	[ ]	$[ ]	Mexico	[ ]	$[ ]	Thailand	[ ]	$[ ]
Denmark	[ ]	$[ ]	Morocco	[ ]	$[ ]	Tunisia	[ ]	$[ ]
Egypt	[ ]	$[ ]	Namibia	[ ]	$[ ]	Turkey	[ ]	$[ ]
Estonia	[ ]	$[ ]	Netherlands	[ ]	$[ ]	UAE	[ ]	$[ ]
Euroclear (Eurobonds)	[ ]	$[ ]	New Zealand	[ ]	$[ ]	Uganda	[ ]	$[ ]
Euroclear (Non-Eurobonds)	Rates are available upon request	Rates are available upon request	Nigeria	[ ]	$[ ]	Ukraine	[ ]	$[ ]
Finland	[ ]	$[ ]	Norway	[ ]	$[ ]	United Kingdom	[ ]	$[ ]
France	[ ]	$[ ]	Oman	[ ]	$[ ]	Uruguay	[ ]	$[ ]
Germany	[ ]	$[ ]	Pakistan	[ ]	$[ ]	Vietnam	[ ]	$[ ]
Ghana	[ ]	$[ ]	Panama	[ ]	$[ ]	West African Economic Monetary Union (WAEMU)*	[ ]	$[ ]
Greece	[ ]	$[ ]	Peru	[ ]	$[ ]	Zambia	[ ]	$[ ]
			Philippines	[ ]	$[ ]	Zimbabwe	[ ]	$[ ]
*Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network.

Adviser’s signature below is solely in acknowledgement of the above fee schedules.

Kensington Asset Management, LLC

By:	/s/ William Bower
Name:	William Bower
Title:	Managing Director
Date:	7/22/2026